Exhibit 99.1
ENCORE ACQUISITION COMPANY
ITEM 6. SELECTED FINANCIAL DATA
     The selected financial data shown below as of December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007, and 2006 (collectively, the “Recast Financial Statements”) was derived from our recast audited consolidated financial statements. The selected historical financial data shown below as of December 31, 2006, 2005, and 2004 and for the years ended December 31, 2005 and 2004 was derived from recast unaudited consolidated financial statements. The following recast selected financial and operating data should be read in conjunction with our recast “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Recast Financial Statements included as Exhibits 99.2 and 99.3, respectively, to this Current Report on Form 8-K.

	Year Ended December 31, (a)
	2008	2007	2006	2005	2004
	(in thousands, except per share and per unit amounts)
Consolidated Statements of Operations Data:
Revenues (b):
Oil	$897,443	$562,817	$346,974	$307,959	$220,649
Natural gas	227,479	150,107	146,325	149,365	77,884
Marketing (c)	10,496	42,021	147,563	—	—

Total revenues	1,135,418	754,945	640,862	457,324	298,533

Expenses:
Production:
Lease operating (d)	175,115	143,426	98,194	69,744	47,807
Production, ad valorem, and severance taxes	110,644	74,585	49,780	45,601	30,313
Depletion, depreciation, and amortization	228,252	183,980	113,463	85,627	48,522
Impairment of long-lived assets (e)	59,526	—	—	—	—
Exploration	39,207	27,726	30,519	14,443	3,935
General and administrative (d)	48,421	39,124	23,194	17,268	12,059
Marketing (c)	9,570	40,549	148,571	—	—
Derivative fair value loss (gain) (f)	(346,236)	112,483	(24,388)	5,290	5,011
Loss on early redemption of debt (g)	—	—	—	19,477	—
Provision for doubtful accounts	1,984	5,816	1,970	231	—
Other operating	12,975	17,066	8,053	9,254	5,028

Total expenses	339,458	644,755	449,356	266,935	152,675

Operating income	795,960	110,190	191,506	190,389	145,858

Other income (expenses):
Interest	(73,173)	(88,704)	(45,131)	(34,055)	(23,459)
Other	3,898	2,667	1,429	1,039	240

Total other expenses	(69,275)	(86,037)	(43,702)	(33,016)	(23,219)

Income before income taxes	726,685	24,153	147,804	157,373	122,639
Income tax provision	(241,621)	(14,476)	(55,406)	(53,948)	(40,492)

Consolidated net income	485,064	9,677	92,398	103,425	82,147
Less: net loss (income) attributable to noncontrolling interest	(54,252)	7,478	—	—	—

Net income attributable to EAC stockholders	$430,812	$17,155	$92,398	$103,425	$82,147

Net income per common share:
Basic	$8.10	$0.32	$1.75	$2.10	$1.73	(h)
Diluted	$8.01	$0.31	$1.74	$2.07	$1.71	(h)

Weighted average common shares outstanding:
Basic	52,270	53,170	51,865	48,682	47,090	(h)
Diluted	52,866	53,629	52,356	49,303	47,522	(h)

Total Production Volumes:
Oil (Bbls)	10,050	9,545	7,335	6,871	6,679
Natural gas (Mcf)	26,374	23,963	23,456	21,059	14,089
Combined (BOE)	14,446	13,539	11,244	10,381	9,027
Average Realized Prices:
Oil ($/Bbl)	$89.30	$58.96	$47.30	$44.82	$33.04
Natural gas ($/Mcf)	8.63	6.26	6.24	7.09	5.53
Combined ($/BOE)	77.87	52.66	43.87	44.05	33.07
Average Costs per BOE:
Lease operating (d)	$12.12	$10.59	$8.73	$6.72	$5.30
Production, ad valorem, and severance taxes	7.66	5.51	4.43	4.39	3.36
Depletion, depreciation, and amortization	15.80	13.59	10.09	8.25	5.38
Impairment of long-lived assets (e)	4.12	—	—	—	—
Exploration	2.71	2.05	2.71	1.39	0.44
General and administrative (d)	3.35	2.89	2.06	1.67	1.33
Derivative fair value loss (gain) (f)	(23.97)	8.31	(2.17)	0.51	0.56
Provision for doubtful accounts	0.14	0.43	0.18	0.02	—
Other operating	0.90	1.26	0.72	0.89	0.56
Marketing, net of revenues (c)	(0.06)	(0.11)	0.09	—	—

Consolidated Statements of Cash Flows Data:
Cash provided by (used in):
Operating activities	$663,237	$319,707	$297,333	$292,269	$171,821
Investing activities	(728,346)	(929,556)	(397,430)	(573,560)	(433,470)
Financing activities	65,444	610,790	99,206	281,842	262,321

ENCORE ACQUISITION COMPANY

	As of December 31, (a)
	2008	2007	2006	2005	2004
	(in thousands)
Proved Reserves:
Oil (Bbls)	134,452	188,587	153,434	148,387	134,048
Natural gas (Mcf)	307,520	256,447	306,764	283,865	234,030
Combined (BOE)	185,705	231,328	204,561	195,698	173,053
Consolidated Balance Sheets Data:
Working capital	$188,678	$(16,220)	$(40,745)	$(56,838)	$(15,566)
Total assets	3,633,195	2,784,561	2,006,900	1,705,705	1,123,400
Long-term debt	1,319,811	1,120,236	661,696	673,189	379,000
Equity	1,483,248	1,070,689	816,865	546,781	473,575

(a)	We acquired certain oil and natural gas properties and related assets in the Big Horn and Williston Basins in March 2007 and April 2007, respectively. We also acquired Crusader Energy Corporation in October 2005 and Cortez Oil & Gas, Inc. in April 2004. The operating results of these acquisitions are included with ours from the date of acquisition forward. We disposed of certain oil and natural gas properties and related assets in the Mid-Continent in June 2007. The operating results of this disposition are included with ours through the date of disposition.

(b)	For 2008, 2007, 2006, 2005, and 2004, we reduced oil and natural gas revenues for net profits interests owned by others by $56.5 million, $32.5 million, $23.4 million, $21.2 million, and $12.6 million, respectively.

(c)	In 2006, we began purchasing third-party oil Bbls from a counterparty other than to whom the Bbls were sold for aggregation and sale with our own equity production in various markets. These purchases assisted us in marketing our production by decreasing our dependence on individual markets. These activities allowed us to aggregate larger volumes, facilitated our efforts to maximize the prices we received for production, provided for a greater allocation of future pipeline capacity in the event of curtailments, and enabled us to reach other markets. In 2007, we discontinued purchasing oil from third party companies as market conditions changed and pipeline space was gained. Implementing this change allowed us to focus on the marketing of our own oil production, leveraging newly gained pipeline space, and delivering oil to various newly developed markets in an effort to maximize the value of the oil at the wellhead. In March 2007, ENP acquired a natural gas pipeline as part of the Big Horn Basin asset acquisition. Natural gas volumes are purchased from numerous gas producers at the inlet to the pipeline and resold downstream to various local and off-system markets. Marketing expenses include pipeline tariffs, storage, truck facility fees, and tank bottom costs used to support the sale of equity crude, the revenues of which are included in our oil revenues instead of marketing revenues.

(d)	On January 1, 2006, we adopted new guidance issued by the FASB in the “Compensation — Stock Compensation” topic of the FASC. Due to the adoption, non-cash equity-based compensation expense for 2005 and 2004 has been reclassified to allocate the amount to the same respective income statement lines as the respective employees’ cash compensation. This resulted in increases in LOE of $1.3 million and $0.7 million during 2005 and 2004, respectively, increases in general and administrative expense of $2.6 million and $1.1 million during 2005 and 2004, respectively.

(e)	During 2008, circumstances indicated that the carrying amounts of certain oil and natural gas properties, primarily four wells in the Tuscaloosa Marine Shale, may not be recoverable. We compared the assets’ carrying amounts to the undiscounted expected future net cash flows, which indicated a need for an impairment charge. We then compared the net carrying amounts of the impaired assets to their estimated fair value, which resulted in a write-down of the value of proved oil and natural gas properties of $59.5 million. Fair value was determined using estimates of future production volumes and estimates of future prices we might receive for these volumes, discounted to a present value.

(f)	During July 2006, we elected to discontinue hedge accounting prospectively for all of our remaining commodity derivative contracts which were previously accounted for as hedges. From that point forward, mark-to-market gains or losses on commodity derivative contracts are recorded in “Derivative fair value loss (gain)” while in periods prior to that point, only the ineffective portions of commodity derivative contracts which were designated as hedges were recorded in “Derivative fair value loss (gain).”

(g)	In 2005, we recorded a $19.5 million loss on early redemption of debt related to the redemption premium and the expensing of unamortized debt issuance costs of our 8 3/8% Senior Subordinated Notes due 2012. We redeemed all $150 million of such notes with proceeds received from the issuance of $300 million of our 6.0% Senior Subordinated Notes due 2015.

(h)	Adjusted for the effects of the 3-for-2 stock split in July 2005.

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